UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2007, the Compensation Committee of the Board of Directors of The TriZetto Group, Inc. (the “Company”) approved cash bonuses under the Company’s Cash Bonus Plan to certain of the Company’s executive officers for services rendered in 2006. The amounts of the cash bonuses approved by the Compensation Committee for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers set forth in the Company’s most recent Definitive Proxy Statement are set forth in the following table:

Name	Title	2006 Cash Bonus
Jeffrey H. Margolis	Chairman of the Board and Chief Executive Officer	$546,000

James C. Malone	Executive Vice President and Chief Financial Officer	$230,000

Kathleen Earley	President and Chief Operating Officer	$407,000

Anthony Bellomo	Executive Vice President, Product Management	$250,000

Philip J. Tamminga	Executive Vice President, Development and Professional Services	$250,000

Patricia E. Gorman	Chief Information Officer	$232,473

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: March 12, 2007	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary